Exhibit 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

Akerna Corp. (“Akerna”) is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the business combination between MTech Acquisition Corp. (“MTech”) and MJ Freeway, LLC (MJF”), which was consummated on June 17, 2019.

The unaudited pro forma combined balance sheet as of March 31, 2019 gives pro forma effect to the Mergers as if they had been consummated as of that date. The unaudited pro forma combined statements of operations for the three months ended March 31, 2019 and for the year ended December 31, 2018 gives pro forma effect to the Mergers as if they had occurred as of January 1, 2018. This information should be read together with MJF’s and MTech’s respective unaudited and audited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MJF,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MTech” and other financial information included elsewhere in this Form 8-K and in the final prospectus and definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2019.

The unaudited pro forma combined balance sheet as of March 31, 2019 has been prepared using the following:

●	MJF’s unaudited historical condensed balance sheet as of March 31, 2019, as included as an Exhibit in this Form 8-K

●	MTech’s unaudited historical condensed consolidated balance sheet as of March 31, 2019, as included in an Exhibit in this Form 8-K

The unaudited pro forma combined statement of operations for the three months ended March 31, 2019 has been prepared using the following:

●	MJF’s unaudited historical condensed statement of operations for the three months ended March 31, 2019, as included as an Exhibit in this Form 8-K

●	MTech’s unaudited historical condensed consolidated statement of operations for the three months ended March 31, 2019, as included in an Exhibit in this Form 8-K

The unaudited pro forma combined statement of operations for the year ended December 31, 2018 has been prepared using the following:

●	MJF’s unaudited historical condensed statement of operations for the twelve months ended December 31, 2018

●	MTech’s audited historical consolidated statement of operations for the year ended December 31, 2018, as included in an Exhibit in this Form 8-K

Description of the Transaction

On October 10, 2018 (as amended on April 17, 2019), MTech entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MJF, Akerna (f/k/a MTech Acquisition Holdings Inc.), MTech Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Akerna (“Purchaser Merger Sub”), MTech Company Merger Sub LLC, a Colorado limited liability company and a wholly-owned subsidiary of Akerna (“Company Merger Sub” and, together with Purchaser Merger Sub, the “Merger Subs”, and the Merger Subs collectively with MTech and Akerna, the “Purchaser Parties”), MTech Sponsor LLC, a Florida limited liability company, in the capacity as the representative for the equity holders of Akerna (other than the Sellers) thereunder (the “Purchaser Representative”), MJF, and Harold Handelsman, in the capacity as the representative for the Sellers thereunder (the “Seller Representative”). MTech, collectively with MTech Holdings, Purchaser Merger Sub and Company Merger Sub, shall be referred to as “MTech” in these unaudited pro forma combined financial statements).

On June 17, 2019, MTech and MJF consummated the transactions contemplated by the Merger Agreement. The Merger Agreement provides for two mergers: (i) the merger of Purchaser Merger Sub with and into MTech, with MTech continuing as the surviving entity (the “Purchaser Merger”), and (ii) the merger of Company Merger Sub with and into MJF, with MJF continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”).

The merger consideration was paid through the issuance of 6,520,099 shares of Akerna common stock (the “Consideration Shares”) at a price per share equal to $10.16 per share. Notwithstanding the foregoing, 652,010 of the Consideration Shares otherwise issuable to the Sellers (the “Escrow Shares”) are held in an escrow account (the “Escrow Account”) to cover any adjustments to the Merger Consideration or claims for indemnification pursuant to the Merger Agreement until ninety (90) days after Akerna files its Annual Report on Form 10-K with the Commission for the fiscal year ending June 30, 2019, with the exception of Escrow Shares held to satisfy then pending claims which shall remain in the Escrow Account until the claims are resolved.

MTech also entered into a series of securities purchase agreements with certain investors (the “PIPE Investors”), whereby MTech issued 901,074 shares of Class A common stock (the “Private Placement Shares”) for an aggregate purchase price of $9.2 million (the “Private Placement”), which closed simultaneously with the consummation of the Mergers. Upon the closing, the Private Placement Shares were automatically converted into shares of Akerna common stock on a one-for-one basis. In connection with the Private Placement, the PIPE Investors also received an additional 100,120 shares of common stock that were transferred to them by MTech Sponsor LLC.

As a result of the Mergers, (a) 283,011 fully vested shares of common stock were allocated to the holders of MJF profit interest units, resulting in a one-time charge of approximately $3.4 million being recognized as compensation expense in the statement of operations and (b) 215,063 unvested shares of common stock were allocated to the holders of MJF profit interest units, of which approximately $2.6 million of compensation expense related to such profit interest units will be recognized over an estimated remaining vesting period of 3 years.

As a result of the Mergers, after 4,452,042 shares were redeemed for cash at a redemption price of approximately $10.24 per share (which is the full pro rata share of the trust account as of June 17, 2019), MJF owns approximately 62.7% of Akerna’s common stock outstanding immediately after the Mergers, MTech stockholders own approximately 27.7% of Akerna’s common stock and the PIPE Investors own approximately 9.6% of Akerna’s common stock, based on the number of shares of Akerna’s common stock outstanding as of March 31, 2019 (in each case, not giving effect to any shares issuable to them upon exercise of warrants or the unit purchase option). The above numbers (i) include the Escrow Shares and shares issued for unvested MJF profits interest units, which shall be subject to continued vesting, and (ii) assume that there are no purchase price adjustments or indemnification payments

Accounting for the Mergers

The Mergers will be accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under this method of accounting, MTech will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on MJF shareholders having a majority of the voting power of the combined company, MJF comprising the ongoing operations of the combined entity, MJF comprising a majority of the governing body of the combined company, and MJF’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Mergers will be treated as the equivalent of MJF issuing stock for the net assets of MTech, accompanied by a recapitalization. The net assets of MTech will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Mergers will be those of MJF.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Mergers, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Mergers.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. MJF and MTech have not had any historical relationship prior to the Mergers. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

There is no historical activity with respect to MTech Holdings, Purchaser Merger Sub and Company Merger Sub, and accordingly, no adjustments were required with respect to these entities in the pro forma combined financial statements.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 6,520,099 shares of common stock issued to MJF shareholders and 901,074 shares of common stock issued to the PIPE Investors.

PRO FORMA COMBINED BALANCE SHEET
AS OF MARCH 31, 2019
(UNAUDITED)

	(A) MJF	(B) MTech	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash	$5,213,160	$6,853	220,000	(1)
			58,729,953	(2)
			(3,957,561	)(3)
			(400,000	)(4)
			(45,581,864	)(5)
			9,200,008	(6)	$23,430,549
Restricted cash	1,001,306	-	-		1,001,306
Accounts receivables, net	1,589,023	-	-		1,589,023
Prepaid expenses and other	396,229	1,925	-		398,154
Total Current Assets	8,199,718	8,778	18,210,536		26,419,032

Marketable securities held in Trust Account	-	58,729,953	(58,729,953	)(2)	-
Total Assets	$8,199,718	$58,738,731	$(40,519,417)		$26,419,032

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$2,153,569	$389,546	$(534,598	)(3)	$2,008,517
Promissory note - related party	-	180,000	220,000	(1)
			(400,000	)(4)	-
Deferred revenue	905,809	-	-		905,809
Total Current Liabilities	3,059,378	569,546	(714,598)		2,914,326

Commitments and Contingencies

Common stock subject to redemption	-	53,169,180	(53,169,180	)(5)	-

Stockholders’ Equity
Preferred units	24,463,594		(24,463,594	)(7)	-
Common units	100,000		(100,000	)(7)	-
Common stock	-	222	76	(5)
			90	(6)
			652	(7)	1,040
Additional paid-in capital	-	4,944,920	7,587,240	(5)
			9,199,918	(6)
			27,946,505	(7)	49,678,583
(Accumulated deficit)/Retained earnings	(19,423,254)	54,863	(3,422,963	)(3)
			(3,383,563	)(7)	(26,174,917)
Total Stockholders' Equity	5,140,340	5,000,005	13,364,361		23,504,706
Total Liabilities and Stockholders’ Equity	$8,199,718	$58,738,731	$(40,519,417)		$26,419,032

Pro Forma Adjustments to the Unaudited Combined Balance Sheet

(A)	Derived from the unaudited condensed balance sheet of MJF as of March 31, 2019.

(B)	Derived from the unaudited condensed consolidated balance sheet of MTech as of March 31, 2019.

(1)	To reflect the additional loans made to MTech during April and May 2019 in the form of notes payable from related party in the aggregate amount of $220,000 in order to fund working capital needs.

(2)	To reflect the release of cash from marketable securities held in the trust account.

(3)	To reflect the payment of legal, financial advisory and other professional fees upon closing of the Mergers.

(4)	To reflect the repayment of notes payable from related party upon closing of the Mergers.

(5)	To reflect (a) the redemption of 4,452,042 shares of common stock for cash payment of $45,581,864 and (b) the reclassification of 765,035 shares of common stock subject to redemption to permanent equity for those stockholders who did not exercise their redemption rights.

(6)	To the reflect the sale of 901,074 shares of common stock to the PIPE Investors for proceeds of $9,200,008.

(7)	To reflect recapitalization of MJF through (a) the contribution of all the share capital in MJF to MTech, (b) the recording of $3,328,700 of compensation expense associated with the issuance of 277,623 fully vested shares of common stock to the holders of MJF profit interest units due to a triggered liquidating event as a result of the Mergers, (c) the issuance of 6,520,099 shares of common stock in connection with the closing of the Mergers and (d) the elimination of the historical accumulated deficit of MTech, the accounting acquiree.

PRO FORMA COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2019

(UNAUDITED)

	(A) MJF	(B) MTech	Pro Forma Adjustments		Pro Forma Statement of Operations
Total revenues	$2,327,880	$-	$-		$2,327,880
Cost of revenues	1,042,403	-	-		1,042,403
Gross profit	1,285,477	-	-		1,285,477
Operating expenses
Product development	1,001,394	-	-		1,001,394
Selling, general and administrative	2,787,250	214,885	(240,362	)(1)
			211,019	(2)	2,972,792
Total operating expenses	3,788,644	214,885	(29,343)		3,974,186
Loss from operations	(2,503,167)	(214,885)	29,343		(2,688,709)
Other income (expense):
Interest income	20,914	347,228	(347,228	)(3)	20,914
Unrealized loss on marketable securities	-	(9,167)	9,167	(3)	-
Other	(7,850)	-	-		(7,850)
(Loss) income before income taxes	(2,490,103)	123,176	(308,718)		(2,675,645)
Provision for income taxes	-	(36,798)	36,798	(4)	-
Net (loss) income	$(2,490,103)	$86,378	$(271,920)		$(2,675,645)
Weighted average shares outstanding, basic and diluted		2,197,116	8,203,265	(5)	10,400,381
Basic and diluted net loss per share		$(0.08)			$(0.26)

PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2018

(UNAUDITED)

	(C) MJF	(D) MTech	Pro Forma Adjustments		Pro Forma Statement of Operations
Total revenues	$9,914,678	$-	$-		$9,914,678
Cost of revenues	3,596,483	-	-		3,596,483
Gross profit	6,318,195	-	-		6,318,195
Operating expenses
Product development	3,025,403	-	-		3,025,403
Selling, general and administrative	6,946,046	906,166	(765,254	)(1)
			844,076	(2)	7,931,034
Total operating expenses	9,971,449	906,166	78,822		10,956,437
Loss from operations	(3,653,254)	(906,166)	(78,822)		(4,638,242)
Other income (expense):
Interest income	52,655	959,645	(959,645)	(3)	52,655
Unrealized loss on marketable securities	-	(7,703)	7,703	(3)	-
Other	24,713	-	-		24,713
(Loss) income before income taxes	(3,575,886)	45,776	(1,030,764)		(4,560,874)
Provision for income taxes	-	(75,733)	75,733	(4)	-
Net (loss) income	$(3,575,886)	$(29,957)	$(955,031)		$(4,560,874)
Weighted average shares outstanding, basic and diluted		2,057,246	8,343,135	(5)	10,400,381
Basic and diluted net loss per share		$(0.37)			$(0.44)

Pro Forma Adjustments to the Unaudited Combined Statements of Operations

(A)	Derived from the unaudited condensed statement of operations of MJF for the three months ended March 31, 2019.

(B)	Derived from the unaudited condensed consolidated statement of operations of MTech for the three months ended March 31, 2019.

(C)	Derived from the unaudited condensed statement of operations of MJF for the twelve months ended December 31, 2018.

(D)	Derived from the audited consolidated statement of operations of MTech for the year ended December 31, 2018.

(1)	Represents an adjustment to eliminate direct, incremental costs of the Mergers which are reflected in the historical financial statements of MJF and MTech in the amount of $188,310 and $52,052 for the three months ended March 31, 2019, respectively, and $450,393 and $314,861 for the year ended December 31, 2018, respectively.

(2)	To reflect stock-based compensation expense over the vesting period of restricted stock issued in exchange for unvested profits interest units. Such amount excludes the one-time stock-based compensation expense recorded for vested profits interest units exchanged for restricted stock at the consummation of the Mergers.

(3)	Represents an adjustment to eliminate interest income and unrealized losses on marketable securities held in the trust account as of the beginning of the period.

(4)	To record normalized blended statutory income tax benefit rate of 21% for pro forma financial presentation purposes resulting in the recognition of an income tax benefit, which however, has been offset by a full valuation allowance as the combined company expects to incur continuing losses.

(5)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that MTech’s initial public offering occurred as of the earliest period presented. In addition, as the Mergers are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire periods presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed for the entire period.

The following presents the calculation of basic and diluted weighted average common shares outstanding. The computation of diluted loss per share excludes the effect (1) 250,000 shares of common stock and warrants to purchase 2,250,000 shares of common stock in the unit purchase option held by the underwriter and (2) warrants to purchase 5,993,750 shares of common stock because the inclusion of any of these securities would be anti-dilutive.

Weighted average shares calculation, basic and diluted
MTech public shares	1,297,958
MTech Sponsor shares	1,337,380
MTech Sponsor placement shares	243,750
MTech shares issued to PIPE Investors	1,001,194
MTech shares issued in Mergers	6,520,099
Weighted average shares outstanding	10,400,381
Percent of shares owned by MJF holders	62.7%
Percent of shares owned by PIPE Investors	9.6%
Percent of shares owned by MTech	27.7%